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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-106146 of Mindspeed Technologies, Inc. on Form S-3 of our report dated March 24, 2003, appearing in the Registration Statement on Form 10 of Mindspeed Technologies, Inc. dated June 6, 2003, to the reference to us under the heading "Selected Financial Data" in such Form 10 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE  LLP

Costa Mesa, California
July 1, 2003